Exhibit 15.01
October 27, 2025
The Board of Directors and Stockholders of The Hartford Insurance Group, Inc.
One Hartford Plaza
Hartford, Connecticut 06155

We are aware that our report dated October 27, 2025, on our review of the interim financial information of The Hartford Insurance Group, Inc. and subsidiaries appearing in this Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, is incorporated by reference in the following registration statements:

Form S-3 Registration No.	Form S-8 Registration Nos.

333-282288	333-105707
333-49170
333-105706
333-34092
033-80665
333-12563
333-125489
333-157372
333-160173
333-168537
333-197671
333-240245
333-289002

/s/ Deloitte & Touche LLP

Hartford, Connecticut
125